                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Stormedia Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             STORMEDIA INCORPORATED
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1998

                            ------------------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of StorMedia Incorporated, a Delaware corporation (the "Company") will be held on May 21, 1998 at 3:00 p.m., Pacific daylight savings time, at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California 95054, for the following purposes:

     1. To elect five (5) directors to serve for the ensuing year or until their successors are elected and qualified;

     2. To ratify the adoption of the Company's 1998 Employee Stock Purchase Plan pursuant to which 1,500,000 shares are reserved for issuance;

     3. To ratify the appointment of KPMG Peat Marwick, LLP as independent auditors of the Company for the fiscal year ending December 31, 1998;

     4. To consider and act upon one stockholder proposal, if introduced at the meeting, as described in the attached Proxy Statement; and

     5. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     Stockholders of record at the close of business on April 20, 1998 shall be entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          William J. Almon
                                          President, Chief Executive Officer,
                                            Chairman of the Board

Santa Clara, California
May 4, 1998

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             STORMEDIA INCORPORATED
                                385 REED STREET
                         SANTA CLARA, CALIFORNIA 95050

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of StorMedia Incorporated (the "Company") for use at the Annual Meeting of Stockholders to be held at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California 95054 on May 21, 1998 at 3:00 p.m., Pacific daylight savings time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal office is located at 385 Reed Street, Santa Clara, California 95054 and its telephone number is (408) 327-8400. These proxy solicitation materials were mailed on or about May 4, 1998 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on April 20, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 16,019,322 shares of the Company's Class A Common Stock, $0.013 par value, and 4,362,001 shares of Class B Common Stock, $0.013 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Henry Lo) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each share of Class A Common Stock has one vote on all matters. Class B Common Stock is not entitled to vote except upon the occurrence of a "Voting Event" (as defined in the Company's Amended and Restated Certificate of Incorporation). None of the matters set forth herein constitute a Voting Event.

     The cost of this solicitation will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. (the "Solicitor") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Solicitor a fee not to exceed $3,500 for its services and will reimburse it for reasonable out-of-pocket expenses estimated to be an additional $3,500. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The Company's Bylaws provide that stockholders holding a majority of the outstanding shares of the corporation entitled to vote on the Record Date and represented by person or by proxy shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as

"entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS


     Proposals of stockholders of the Company that are intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than January 4, 1999 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

STOCKHOLDER INFORMATION

     A copy of the Company's Annual Report on Form 10-K, including financial statements and schedules was mailed to all stockholders of record prior to the end of April 1998. IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO STORMEDIA INCORPORATED, 385 REED STREET, SANTA CLARA, CALIFORNIA 95050, ATTENTION:
INVESTOR RELATIONS.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of five (5) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the five nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director's successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

     The names of the nominees and certain information about them, are set forth below:

                                                                                               DIRECTOR
           NAME OF NOMINEE             AGE                PRINCIPAL OCCUPATION                  SINCE
           ---------------             ---                --------------------                 --------
William J. Almon.....................  65     President, Chief Executive Officer and             1994
                                              Chairman of the Board of Directors of the
                                                Company
John A. Downer(1)(2).................  40     Managing Director, Cornerstone Equity              1994
                                              Investors, LLC
Francis J. Lunger(1).................  52     Chief Financial Officer, Millipore                 1994
                                              Corporation
Mark S. Rossi(2).....................  41     Senior Managing Director, Cornerstone Equity       1994
                                                Investors, LLC
Gregorio Reyes.......................  57     Chairman of the Board of Directors, Sync           1998
                                                Research

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years.

     Mr. Almon has served as Chairman of the Board of Directors and Chief Executive Officer since the Company's organization in May 1994, and served as President from its organization to May 1995 and again from May 1997 to present. Prior to joining the Company, Mr. Almon served as an independent consultant from February 1993 until May 1994 and as President, Chief Operating Officer and a director of Conner Peripherals, Inc. from December 1989 to February 1993.

     Mr. Downer has served as a Managing Director of Cornerstone Equity Investors, LLC since December 1996. From 1989 to December 1996, Mr. Downer was a partner of various venture capital funds managed by Prudential Equity Investors, Inc. ("Prudential"). Mr. Downer is also a director of International Manufacturing Services, Inc.

     Mr. Rossi has served as a Senior Managing Director of Cornerstone Equity Investors, LLC since December 1996. From 1984 to 1996, Mr. Rossi was a partner of various venture capital funds managed by Prudential. Mr. Rossi is also a director of Maxwell Technology, Inc. and International Manufacturing Services, Inc.

     Mr. Lunger has served as Vice President, Chief Financial Officer and Treasurer of Millipore Corporation since June 1997. From November 1995 until May 1997, Mr. Lunger served as Senior Vice President and

Chief Financial Officer of Oak Industries Inc. From March 1994 until August 1995, Mr. Lunger served as Chief Administrative Officer, and from August 1995 until November 1995, as Acting Chief Executive Officer of Nashua Corporation. From January 1983 until March 1994, Mr. Lunger served as a Vice President of Raychem Corporation, most recently serving as Vice President and General Manager of the Interconnect Components and Medical Division.


     Mr. Reyes has been Chairman of Sync Research, a wide-area network company, since January 1995. From August 1994 to January 1995, Mr. Reyes provided independent consulting services. From 1990 to August 1994, he served as Chairman and Chief Executive Officer of Sunward Technologies, Inc., a provider of rigid disk magnetic recording head products for the data storage industry. Mr. Reyes also serves as a director of Diamond Multimedia Systems, Inc., C-Cube Microsystems, Inc. and several privately-held companies.


VOTE REQUIRED

     Directors will be elected by a plurality vote of the shares of the Company's Class A Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the five candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED ABOVE

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of nine meetings and took a total of seven actions by written consent during the fiscal year ended December 31, 1997. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

     The Audit Committee of the Board of Directors which consists of Messrs. Downer and Lunger, held one meeting during the last fiscal year. The Audit Committee reviews and advises the Board of Directors regarding the Company's accounting matters and is responsible for reviewing and recommending the annual appointment of the independent public accountants, recommending the engagement of the Company's independent public accountants and the services to be performed by them, and reviewing and evaluating the accounting principles being applied to the Company's financial reports.

     The Compensation Committee of the Board of Directors which consists of Messrs. Downer and Rossi, held two meetings during the last fiscal year. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company.

     The Board of Directors has no nominating committee or any committee performing such functions.

DIRECTOR COMPENSATION

     Each non-employee director of the Company is entitled to receive a fee of $2,000 per quarter, plus $1,000 for each Board meeting attended and $500 for each Board committee meeting attended.

     The Director Plan provides for the automatic and non-discretionary grant of nonqualified stock options to directors who are not employed by the Company and who were not stockholders at the time the Director Plan was adopted ("Outside Director"). On the date upon which a person first becomes a director he or she is automatically granted an option to purchase 12,000 shares of the Company's Class A Common Stock ("Initial Option"). Thereafter, each Outside Director is automatically granted an option to purchase 3,000 shares of

Class A Common Stock on April 1 of each year ("Subsequent Option"), provided he or she has served as a director for at least six months as of such date. The exercise price of options granted under the Director Plan is 100% of the fair market value of the Company's Class A Common Stock on the date of grant. Initial Options vest and become exercisable as to 25% of the shares on each anniversary of the date of grant. Subsequent Options vest and become exercisable as to 100% of the shares on the fourth anniversary of the date of grant. The Director Plan provides for the accelerated vesting of all outstanding options upon a change of control.


     In February 1995 and March 1998, Mr. Lunger and Mr. Reyes, respectively were granted an Initial Option to purchase 12,000 shares of Class A Common Stock at exercise prices of $2.67 per share and $2.44 per share, respectively. On April 1 of 1996, 1997 and 1998, Subsequent Options were granted to Mr. Lunger at exercise prices of $16.17, $11.50 and $3.13, respectively. In addition to the foregoing, Mr. Lunger and Mr. Reyes was each granted an option in March 1998 to purchase 8,000 shares of Class A Common Stock at an exercise price of $2.44 per share under the Company's 1994 Incentive Stock Option Plan. The option will vest as to 25% on the first anniversary of the date of grant and as to 1/48th of the total shares for each month of service thereafter.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Rossi and Downer. Mr. Almon also participates in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company, except that Mr. Almon is excluded from discussions regarding his own salary and incentive compensation.

                                  PROPOSAL TWO

               APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

     As a result of a recent change in the financial accounting rules regarding employee stock purchase plans, the Board of Directors determined that it was in the best interests of the Company and its stockholders to allow the current 1995 Employee Stock Purchase Plan to terminate and to adopt a new 1998 Employee Stock Purchase Plan ("Purchase Plan") (described below). In February 1998, the Board of Directors adopted the Purchase Plan and reserved 1,500,000 shares of Class A Common Stock for issuance thereunder, subject to stockholder approval. Until stockholder approval of the Purchase Plan, no options will be granted thereunder.

     At the annual meeting, the stockholders are being asked to approve the Purchase Plan and the reservation of shares thereunder.

SUMMARY OF THE PURCHASE PLAN

     General. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Class A Common Stock of the Company through payroll deductions.

     Administration. The Purchase Plan may be administered by the Board of Directors (the "Board") or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each employee of the Company (including officers), whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in the Purchase Plan; provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

     Offering Period. The Purchase Plan is implemented by offering periods lasting approximately six months in duration with a new offering period commencing on May 22 and November 22 of each year,with the exception of the first offering period which will begin as soon as reasonably possible after the annual meeting of Stockholders. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 5% of a participant's compensation. Compensation is defined as base straight time gross earnings, overtime and shift premium, but exclusive of payments for sales commissions, incentive compensation, bonuses and other compensation. Once an employee becomes a participant in the Purchase Plan, Common Stock will automatically be purchased under the Purchase Plan at the end of each offering period, unless the participant withdraws or terminates employment earlier and, the employee will automatically participate in each successive offering period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates.

     Purchase Price. The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of each offering period. The fair market value of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq National Market for such date.

     Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions throughout the offering period. The number of shares of Common Stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 5,000 shares for each offering period. During the offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator.

     All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are also used for general corporate purposes. A participant may not make any additional payments into his or her account.

     Withdrawal. A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, the payroll deductions credited to the participant's account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

     Termination of Employment. Termination of a participant's employment for any reason, including death, cancels his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

     Adjustments Upon Changes in Capitalization. In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set.

     Amendment and Termination. The Board may at any time and for any reason amend or terminate the Purchase Plan, except that no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant. Stockholder approval for amendments to the Purchase Plan shall be obtained in such a manner and to such a degree as required to comply with all applicable laws or regulations. The Purchase Plan will terminate in February 2008, unless terminated earlier by the Board in accordance with the Purchase Plan.

     Certain Federal Income Tax Information. The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

REQUIRED VOTE

     The ratification of the adoption of the 1998 Employee Stock Purchase Plan, pursuant to which 1,500,000 shares of the Company's Class A Common Stock are reserved for issuance, requires the affirmative vote of a majority of the shares of the Company's Class A Common Stock present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
     RATIFICATION OF THE ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

                                 PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. Representatives of KPMG Peat Marwick, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The ratification of the appointment of KPMG Peat Marwick, LLP requires the affirmative vote of a majority of the shares of the Company's Class A Common Stock present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

               MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
           RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP

                                 PROPOSAL FOUR

     Management of the Company disagrees strongly with the adoption of the resolution proposed below and asks all stockholders to read through the Company's entire response which follows the stockholder's proposal.

     The author and proponent of the following resolution, the State of Wisconsin Investment Board ("SWIB"), Lake Terrace, 121 East Wilson Street, Madison, Wisconsin 53707, has required the Company to present the following proposal at the Annual Meeting of Stockholders. The proponent owns 1,337,500 shares of the Company's Class A Common Stock as of the Record Date. The SWIB proposal is quoted verbatim below:

STOCKHOLDER RESOLUTION

     WHEREAS, StorMedia, Inc. (the Company) through its Board of Directors, has supported the adoption of numerous stock option plans over the years, regardless of company or stock performance; and

     WHEREAS, during the previous several years, the Board has granted significant numbers of options for Company shares pursuant to such plans; and

     WHEREAS, the Company has already engaged in the practice of repricing various options to a lower exercise price at the Board's discretion after poor stock performance;

     NOW THEREFORE, BE IT RESOLVED:

     PURSUANT TO THE AUTHORITY OF STOCKHOLDERS TO CHANGE BYLAWS, THE FOLLOWING BYLAW SHALL BE ADDED TO THE BYLAWS OF STORMEDIA, INC.: OPTION REPRICING. IN NO EVENT SHALL ANY STOCK OPTION ALREADY ISSUED AND OUTSTANDING BE REPRICED TO A LOWER STRIKE PRICE AT ANY TIME DURING THE TERM OF SUCH OPTION, WITHOUT THE PRIOR APPROVAL OF STOCKHOLDERS.

SUPPORTING STATEMENT OF PROPONENT

     Stockholders generally support the use of reasonable incentive compensation to provide a competitive employment environment. However, excessive reliance on such plans combined with the practice of repricing options when a firm's stock drops is exceedingly unfair to existing stockholders.

     Certain firms like StorMedia have continued to expand the use of option plans to the point where existing stockholders face serious potential dilution from options. Based on disclosures in the Company's April 1997 proxy statement, options representing approximately 19% of the Company's outstanding shares have already been authorized. This type of excessive dilution by itself, is an abuse of the incentive compensation process.

     Excessive option use is even more troubling when done in conjunction with option repricing. Repricing means the Company has the ability to reduce and raise the exercise price for existing option holders. When a company's stock has had a significant drop, it leaves many of the previously awarded options with an exercise price above current market. By repricing, existing option holders are allowed to reset the clock and exchange "out-of-the-money" options for new options with a much reduced exercise price. By engaging in the practice of repricing, the company cancels any negative impact to option holders, leaving the existing stockholders to burden the entire loss. This has the practical effect of rewarding the only people with a direct hand in controlling underperformance.

     While we understand and agree with the need to provide meaningful incentive compensation to staff, we object strongly to repricing as the means of implementing such incentive. As an alternative management can go back to the existing pool and grant new options that have been approved by stockholders. We urge management to raise the stock price, not lower the exercise price. The above resolution will help ensure a measure of fairness in the use of incentive compensation at StorMedia.

            THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE
        STOCKHOLDERS VOTE AGAINST THIS PROPOSAL, WHICH IS IDENTIFIED AS
       PROPOSAL 4 ON THE ENCLOSED PROXY CARD, FOR THE FOLLOWING REASONS:

POSITION OF THE BOARD OF DIRECTORS AND MANAGEMENT

     The Company's ability to attract, motivate and retain employees is essential to its success. Headquartered in Santa Clara, California, with operations in Singapore and Malaysia, the Company operates in locations where competition for employees, particularly employees with technical and professional skills, is the most intense in the world. Unemployment in the Silicon Valley is under 3% and there is a severe shortage of technical and professional talent. In this environment, retaining high quality, experienced employees becomes even more critical. If the exercise price of options granted to the Company's employees is substantially above the Company's current stock price, the Company's ability to retain key employees is seriously impaired. In this situation, one of the options available to the Board of Directors and Management is to reprice the employees' stock options down to the then-current stock price.

     The members of the Company's Board of Directors collectively own or are managing directors of funds which own 7,075,538 shares of Class A and Class B Common Stock, representing approximately 35% of the outstanding shares of Class A and Class B Common Stock. The Board's interests are clearly aligned with the stockholders' interest in improving the Company's stock price appreciation. While certain members of the Board also hold options, those options have never been repriced. The Board very much understands the dilutive impact of issuing stock options, and repricing existing stock options. The Company has repriced options twice, over the past four years, both after precipitous drops in the Company's stock price. The decisions to reprice existing options were taken only after considering the earnings impact, employee morale, and retention of employees compared with the dilution caused by the repricing. In both instances, the Board determined that such repricings were in the best interests of the Company and its stockholders and were necessary to motivate employees. Participating employees were required to continue to work for the Company for a specified period in order to exercise the repriced options. In addition, options held by executive officers and directors (the persons who should be held accountable for the Company's performance) were excluded from the repricing. At December 31, 1997, the Company had 2,473,274 stock options issued and outstanding; 431,250 held by William J. Almon, the Company's President, Chief Executive Officer, and Chairman of the Board of Directors; 632,513 stock options held by executive officers, 1,409,511 held by employees and former employees. Repricings by themselves will not change the Company's performance, but it has helped retain employees and motivate them with the belief that their options have value and that the Company values their efforts.

     The Company's employees are absolutely essential to the success of Company and, therefore, to the value of the stockholders' investment in the Company. The Board of Directors and Management needs the ability to move quickly to reprice options when it feels that the Company's ability to attract and retain employees is jeopardized. Requiring stockholder approval for such a repricing will result in substantial delay and could cause the Company to lose key employees. If the Company is unable to retain its key employees, the Company's business will be adversely affected, which will have a material adverse effect on the Company's stockholders. Therefore, the Board of Directors and Management strongly urge the Company's stockholders to vote AGAINST the proposal.

REQUIRED VOTE

     The stockholder proposal requires the affirmative vote of a majority of the shares of the Company's Class A Common Stock present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting-Quorum; Abstentions; Broker Non-Votes."

             MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST"
                           THE STOCKHOLDER RESOLUTION

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock as of the Record Date by (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Class A Common Stock, (ii) each director, (iii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company's directors and executive officers as a group. Other than the provisions set forth in its Amended and Restated Certificate of Incorporation with respect to the rights of the Class B Common Stock to vote upon the occurrence of certain "Voting Events" as defined therein, the Company knows of no agreements among its stockholders which relate to voting or investment power of its shares of Class A Common Stock.

                                                                    BENEFICIAL OWNERSHIP(1)
                                                              ------------------------------------
                      NAME AND ADDRESS                        NUMBER OF SHARES    PERCENT OF TOTAL
                      ----------------                        ----------------    ----------------
Kubota Corporation..........................................     2,000,000             12.48%
  2-47, Shikitsuhigashi 1-chome
  Naniwa-Ku Osaka, 556 Japan
Prudential Private Equity Investors III, L.P.(2)............     1,375,499              8.58
  717 Fifth Avenue
  New York, NY 10022
State of Wisconsin Investment Board.........................     1,337,500              8.34
  121 East Wilson Street
  Madison, WI 53702
William J. Almon(3).........................................     1,228,038              7.54
Mark S. Rossi(4)............................................     1,375,499              8.58
John A. Downer(4)...........................................     1,375,499              8.58
Francis J. Lunger(5)........................................        10,000                 *
Gregorio Reyes..............................................       100,000                 *
Stephen M. Abely(6).........................................       106,716                 *
Sherman Silverman(7)........................................        69,514                 *
Diane Wotus(8)..............................................        69,638                 *
Michael Bergkamp(9).........................................        47,935                 *
All directors and executive officers as a group (9
  persons)(10)..............................................     3,007,340             18.22

---------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to purchase shares of Class A Common Stock which are currently exercisable or will become exercisable within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage of the shares held by an individual but are not outstanding for purposes of computing the percentage of any other person. Except as indicated otherwise in the footnotes below, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them.

 (2) Does not include 4,362,001 shares of Class B Common Stock (representing 100% of the outstanding Class B Common Stock) which are convertible into shares of Class A Common Stock on a one-for-one basis under certain conditions set forth in the Company's Amended and Restated Certificate of Incorporation.

 (3) Includes 254,166 shares subject to outstanding options held by Mr. Almon which are exercisable within 60 days of the Record Date.

 (4) Messrs. Rossi and Downer are Senior Managing Director and Managing Director, respectively, of the general partner of Cornerstone Equity Investors, LLC, the general partner of Prudential Private Equity Investors III, L.P., and, as such, may be deemed to beneficially own the shares owned by such partnership. Mr. Rossi and Mr. Downer each disclaim personal beneficial ownership of any or all of these shares except to the extent of their respective individual proportionate ownership interests therein.

 (5) Includes 10,000 shares subject to outstanding options held by Mr. Lunger which are exercisable within 60 days of the Record Date.

 (6) Includes 71,716 shares subject to outstanding options held by Mr. Abely which are exercisable within 60 days of the Record Date.

 (7) Includes 58,264 shares subject to outstanding options held by Mr. Silverman which are exercisable within 60 days of the Record Date.

 (8) Includes 43,854 shares subject to outstanding options held by Ms. Wotus which are exercisable within 60 days of the Record Date.

 (9) Includes 47,657 shares subject to outstanding options held by Mr. Bergkamp which are exercisable within 60 days of the Record Date.

(10) Includes 485,657 shares subject to outstanding options which are exercisable within 60 days of the Record Date. See footnotes 3, and 5 through 9 above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                       ANNUAL COMPENSATION               COMPENSATION
                                             ----------------------------------------       AWARDS
                                                                       OTHER ANNUAL      ------------
    NAME AND PRINCIPAL POSITION      YEAR    SALARY($)    BONUS($)    COMPENSATION($)     OPTIONS(#)
    ---------------------------      ----    ---------    --------    ---------------    ------------
William J. Almon                     1997     286,923          --          4,835(1)        100,000
  President, Chief Executive
  Officer                            1996     254,615      25,000          4,835(1)             --
  and Chairman of the Board of       1995     226,925      34,715          4,835(1)             --
  Directors
Stephen M. Abely                     1997     196,923          --          2,500(3)         75,000
  Chief Financial Officer            1996     164,615      25,000          2,500(3)         50,000
  and Assistant Secretary            1995     143,848          --             --            56,250
Sherman Silverman                    1997     198,077          --             --            75,000
  Vice President, Sales and          1996     177,844      25,000             --            50,000
  Marketing                          1995     168,431(2)       --             --            56,250
Diane Wotus(4)                       1997     161,537          --          2,500(3)         72,500
  Vice President, U.S. Operations    1996     151,151(2)   25,000          2,500(3)         60,946
                                     1995     112,798(2)    1,100          2,500(3)        126,276
Michael Bergkamp(4)                  1997     188,460          --          2,500(3)        100,000
  Vice President, New Product        1996      74,039          --          1,933(3)             --
  Development                        1995          --          --             --                --

---------------
(1) Represents premiums paid on a $1 million life insurance policy, the proceeds of which are payable to Mr. Almon's estate ("Life Insurance Policy").

(2) Includes amounts paid in lieu of vacation time.

(3) Represents the Company's matching contribution to its 401(k) Plan.

(4) Ms. Wotus and Mr. Bergkamp were appointed as officers on April 24, 1997.

STOCK OPTION GRANTS AND EXERCISES

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                               --------------------------------------------------    POTENTIAL REALIZABLE
                                               % OF TOTAL                              VALUE OF ASSUMED
                                 NUMBER OF      OPTIONS                              ANNUAL RATES OF STOCK
                                SECURITIES     GRANTED TO                           PRICE APPRECIATION FOR
                                UNDERLYING     EMPLOYEES    EXERCISE                    OPTION TERM(3)
                                  OPTIONS      IN FISCAL     PRICE     EXPIRATION   -----------------------
            NAME               GRANTED(#)(1)    YEAR(2)      ($/SH)       DATE        5%($)       10%($)
            ----               -------------   ----------   --------   ----------   ---------   -----------
William J. Almon                  100,000         4.8         6.875     06/25/07     432,365     1,095,698
Stephen M. Abely                   50,000         2.4         6.875     06/25/07     216,183       547,849
                                   25,000         1.2         2.188     12/31/07      34,400        87,177
Sherman Silverman                  50,000         2.4         6.875     06/25/07     216,183       547,849
                                   25,000         1.2         2.188     12/31/07      34,400        87,177
Diane Wotus                        10,000         0.5        10.875     03/20/07      68,416       173,393
                                   37,500         1.8         6.875     06/25/07     162,137       410,887
                                   25,000         1.2         2.188     12/31/07      34,400        87,178
Michael Bergkamp                   25,000         1.2        10.875     03/20/07     216,183       547,849
                                   50,000         2.4         6.875     06/25/07     171,040       433,483
                                   25,000         1.2         2.188     12/31/07      34,400        87,177

---------------
(1) See "Other Employee Benefit Plans" for a description of the terms of the Company's option plans.

(2) The Company granted options to purchase an aggregate of 2,066,462 shares of Class A Common Stock to all employees other than executive officers and granted options to purchase an aggregate of 425,500 shares of Class A Common Stock to all executive officers as a group (5 persons), during 1997.

(3) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Class A Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions and the timing of option exercises, if any.

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the year ended December 31, 1997 and the value of unexercised options at such date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                          SHARES                        OPTIONS/SARS AT             IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON    VALUE        DECEMBER 31, 1997(#)(2)         DECEMBER 31, 1997($)(3)
                         EXERCISE     REALIZED    ----------------------------    ----------------------------
         NAME               (#)        ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----           -----------   --------    -----------    -------------    -----------    -------------
William J. Almon          100,000     249,750       343,750          87,500         661,672             --
Stephen M. Abely               --          --        53,705         125,997          14,244          8,047
Sherman Silverman          15,000     244,738        40,253         125,997           8,762          8,047
Diane Wotus                 6,563      56,873        29,375          94,686           7,021          7,023
Michael Bergkamp               --          --        32,553         129,947              --             --

---------------
(1) Calculated by determining the difference between the closing price of the Company's Class A Common Stock on the Nasdaq National Market on the date of exercise and the exercise price of the options.

(2) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(3) Calculated by determining the difference between the fair market value of the securities underlying the options at year end ($2.19 per share) and the exercise price of the options.

EMPLOYMENT AGREEMENTS

     The Company has no employment contracts with any of its officers, and has no compensatory plan or arrangement which are activated upon resignation, termination or retirement of any such officer upon a change in control of the Company. Both the NSO Plan (defined below) and the Director Plan provide for the accelerated vesting of all outstanding options upon a change in control. However, because competition for talented employees is intense, the Company may in the future consider entering into severance agreements with certain of its key employees.

OTHER EMPLOYEE BENEFIT PLANS

  1994 Stock Option Plans

     In June 1994, the Board of Directors and the stockholders of the Company approved the 1994 Incentive Stock Option Plan (the "ISO Plan") and the 1994 Non-Qualified Stock Option Plan (the "NSO Plan", jointly the "Plans"), both of which were amended and restated in March 1995. A total of 3,131,250 shares of Class A Common Stock have been reserved for issuance under the ISO Plan and a total of 1,518,750 shares of Class A Common Stock have been reserved for issuance under the NSO Plan. As amended, the ISO Plan provides for the granting to employees of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, as well as the granting to employees and consultants of nonqualified stock options.

     The NSO Plan provides for the grant of nonqualified stock options to employees (including officers) and consultants. The purposes of the Plans are to attract and retain the best available personnel to the Company and to encourage stock ownership by employees of the Company to give them a greater personal interest in the success of the Company.

     The Plans are currently administered by the Board of Directors or by a committee of the Board (the "Administrator"). The Administrator has the power to determine the persons to whom options are granted and the terms of the options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof. Generally, options granted under the ISO Plan become exercisable with respect to 6/48 of the shares covered by the option six months after the date of grant, and thereafter vest and become exercisable at a rate of 1/48 of the shares subject to the option each month, with the option being fully exercisable four years after the date of grant. Certain options granted under the NSO Plan become exercisable seven years after the date of the grant, subject to acceleration of such vesting upon the achievement of certain financial objectives. Other options granted under the NSO Plan vest over four years, with vesting commencing 11 months after the date of grant and the shares vesting ratably over the ensuing 36 months. In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company's assets, the options granted under the ISO Plan may be assumed by the successor company, and, if they are not assumed, become fully exercisable immediately prior to the closing of such transaction. Options granted under the NSO Plan become fully exercisable immediately prior to the closing of such a merger or sale of assets. The Plans terminate in June 2004.


     The exercise price of incentive stock options granted under the ISO Plan must be at least equal to the fair market value of the shares on the date of grant. Nonqualified options granted under the NSO Plan may be granted at such exercise price as the Board of Directors or its Committee approves. No options have been granted at prices less than 100% of the fair market value on the date of grant, as determined by the Board of Directors. The term of options granted under the NSO Plan may not exceed ten years. No option granted under the NSO Plan may be transferred by the optionee other than by will or the laws of descent or distribution and each option may be exercised, during the lifetime of the optionee, only by such optionee.


     As of December 31, 1997, there were options outstanding under the ISO Plan to purchase 1,923,740 shares of Class A Common Stock at a weighted average exercise price of $6.72 per share. As of December 31, 1997, 912,373 shares of Class A Common Stock had been issued (net of repurchases) pursuant to option exercises under the ISO Plan and 557,687 shares remained available for future option grants.

     As of December 31, 1997, there were options outstanding under the NSO Plan to purchase 535,274 shares of Class A Common Stock at a weighted average exercise price of $0.80 per share. As of December 31, 1997, 983,476 shares of Class A Common Stock had been issued pursuant to option exercises under the NSO Plan and no shares remained available for future grant.


     In June 1997, the Company repriced stock options held by employees other than executive officers and directors that had exercise prices in excess of the fair market value of the Class A Common Stock on the date of repricing.


  1998 Nonstatutory Stock Option Plan


     In January 1998, the Board of Directors of the Company approved the 1998 Nonstatutory Stock Option Plan (the "1998 NSO Plan"). A total of 2,000,000 shares of Class A Common Stock have been reserved for issuance under the 1998 NSO Plan. The 1998 NSO Plan provides for the grant of nonqualified stock options to employees (including officers) and consultants. The purpose of the 1998 NSO Plan is to attract and retain the best available personnel to the Company and to encourage stock ownership by employees of the Company to give them a greater personal interest in the success of the Company. The Board does not intend to grant options to officers or directors under this plan.


     The Plans are currently administered by the Board of Directors or by a committee of the Board (the "Administrator"). The Administrator has the power to determine the persons to whom options are granted and the terms of the options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof. Generally, options granted under the 1998 NSO Plan become exercisable with respect to 6/48 of the shares covered by the option six months after the date of grant, and thereafter vest and become exercisable at a rate of 1/48 of the shares subject to the option each month, with the option being fully exercisable four years after the date of grant. In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company's assets, the options granted under the 1998 NSO Plan may be assumed by the successor company, and, if they are not assumed, become fully exercisable immediately prior to the closing of such transaction. The 1998 NSO Plan terminates in January 2008.

     Nonqualified options granted under the 1998 NSO Plan may be granted at such exercise price as the Board of Directors or its Committee approves. No options have been granted at prices less than 100% of the fair market value on the date of grant, as determined by the Board of Directors. No option granted under the 1998 NSO Plan may be transferred by the optionee other than by will or the laws of descent or distribution and each option may be exercised, during the lifetime of the optionee, only by such optionee.


     As of the Record Date, there were options outstanding under the 1998 NSO Plan to purchase 1,175,950 shares of Class A Common Stock at a weighted average exercise price of $2.19 per share. As of the Record Date, no shares of Class A Common Stock had been issued pursuant to option exercises under the 1998 NSO Plan and 824,050 shares remained available for future option grants.


  1995 Employee Stock Purchase Plan

     In April 1995, the Board of Directors and the stockholders of the Company approved the 1995 Employee Stock Purchase Plan (the "Purchase Plan") which became effective on May 4, 1995. The Purchase Plan was terminated in November 1997 and no further shares will be sold thereunder. The purpose of the Purchase Plan was to provide employees an opportunity to purchase Class A Common Stock of the Company through accumulated payroll deductions. A total of 412,500 shares of Class A Common Stock were reserved for issuance under the Purchase Plan, 334,758 of which had been issued before the Purchase Plan was terminated. The remaining 77,742 shares are being released from reservation and will not be sold.

     The Purchase Plan, which was intended to qualify under Section 423 of the Internal Revenue Code of 1986, was initially implemented with an offering period which commenced simultaneously with the initial public offering and ended approximately 12 months later on May 10, 1996. The Purchase Plan was amended in March 1996 and subsequently approved by the stockholders at the 1996 annual meeting. As amended, the Purchase Plan provided for overlapping 24-month offering periods which commenced on the first trading day on or after May 15 and November 15 of each year. Each offering period consisted of four purchase periods of approximately six months in length and four exercise dates which occurred on the last day of each purchase period. The first purchase period commenced on the enrollment date and ended approximately 6 months later. The purchase price for the shares was an amount equal to 85% of the fair market value of a share of Class A Common Stock (as defined in the Purchase Plan) on either the enrollment date or the exercise date, whichever was lower.

  401(k) Plan

     The Company sponsors a 401(k) Plan, under which eligible employees may contribute, on a pre-tax basis, up to 15% of the employee's total annual income from the Company excluding bonuses, subject to certain IRS limitations. All full-time employees who have attained age 18 are eligible to participate in the plan. The Company matches up to 50% of an employee's contribution, not to exceed $2,500 per employee. All contributions are allocated to the employee's individual account and, at the employee's election, are invested in one or more investment funds available under the plan. Contributions are fully vested and nonforfeitable.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph contained herein shall not be incorporated by reference into any such filings.

GENERAL

     The Compensation Committee (the "Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer and other executive officers. The Committee is comprised of two of the independent, non-employee members of the Board of Directors, neither of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.


     The compensation philosophy of the Committee is to provide a comprehensive compensation package for each executive officer that is tailored to the Company's accomplishment of business strategies, objectives and initiatives. Accordingly, the Committee follows a compensation strategy which has used vesting terms to incentivize and reward executives. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company's overall financial performance. The Committee strives to structure each officer's overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.


EXECUTIVE OFFICER COMPENSATION


     The Committee's executive compensation policies are designed to enhance the financial performance of the Company and thus stockholder value, by aligning the financial interests of the key executives with those of the stockholders. The executive compensation program is viewed in total considering all of its component parts: base salary, a discretionary performance-based annual bonus and long-term incentive opportunity in the form of stock options and stock ownership. The annual compensation component consists of base salaries which are generally competitive with those offered by other companies in the industry at similar phases of growth. In determining individual salaries, the Committee considers the individual experience, performance and breadth of responsibilities of each executive officer within the Company in light of the accomplishment of business strategies, objectives and initiatives set forth by the Board periodically. These factors are reviewed for each executive officer annually. Because of the Company's poor performance in 1997, no bonuses were paid to the executive officers.



     The Company's ISO Plan, NSO Plan and 1998 NSO Plan (collectively "Option Plans") and 1998 Employee Stock Purchase Plan are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interest by creating a direct link between long-term rewards and the value of the Company's shares. The Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving both above average growth in share value and retaining valued employees. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate executive officers to manage the Company in a manner which will benefit all stockholders.


     The Option Plans authorize the Committee to award available stock options to employees at any time. Options are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Committee. The size of the initial and later grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company's industry. The exercise price per share of the stock options is generally equal to the prevailing market value of a share of the Company's Class A Common Stock on the date the options are granted.


     The Company has adopted certain broad-based employee benefit plans in which all employees, including the executive officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. Under the Company's 401(k) Plan the Company matches up to 50% of an employee's contribution, not to exceed $2,500 per employee. See "Other Employee Benefit Plans -- 401(k) Plan." The Company also is adopting the 1998 Employee Stock Purchase Plan under Section 423 of the Code, pursuant to which participating employees will be permitted to purchase the Company's stock at a discount through payroll deductions. The 1998 Employee Stock Purchase Plan is more fully described in Proposal Two.

CEO COMPENSATION


     Compensation for the Chief Executive Officer aligns with the philosophies and practices described above for executive officers in general. Mr. Almon's base salary was increased following the Company's successful initial public offering in May 1995 from $200,000 to $250,000. Mr. Almon's base salary was increased from $250,000 to $290,000 in June 1996. However, the increase was temporarily rescinded between July 1996 and December 1996, due to a down-turn in the Company's business and stock price performance, although Mr. Almon was paid a bonus of $25,000 for his services rendered during 1996. Effective January 1, 1997, the Board reinstated Mr. Almon's salary to $290,000 per year but no raise was given for 1997. In addition, no bonus was paid to Mr. Almon during 1997 due to the Company's poor performance, however, Mr. Almon was granted 100,000 options in 1997.


                                          COMPENSATION COMMITTEE

                                          John A. Downer
                                          Mark S. Rossi

                        COMPANY STOCK PRICE PERFORMANCE

     The following graph demonstrates a comparison of cumulative total stockholder returns, calculated on a dividend reinvestment basis and based upon an initial investment of $100 in the Company's Class A Common Stock as compared with the Nasdaq Stock Market -- US Index and the Nasdaq Computer Manufacturer Index. No dividends have been declared or paid on the Company's Class A Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The Company's Class A Common Stock began trading on the Nasdaq National Market on May 4, 1995. The graph reflects the Company's stock price performance from the initial public offering through the end of 1997.

     Measurement Period
   (Fiscal Year Covered)          5/4/95           12/95            12/96            12/97
STORMEDIA INC                      100              228              151               21
NASDAQ STOCK MARKET (U.S.)         100              125              154              189
NASDAQ COMPUTER MANUFACTURER       100              141              190              230

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: May 4, 1998

                                STORMEDIA, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" shall mean the Class A Common Stock of the Company.

     (d) "Company" shall mean StorMedia, Inc. and any Designated Subsidiary of the Company.

     (e) "Compensation" shall mean all base straight time gross earnings, overtime and shift premium, but exclusive of payments for sales commissions, incentive compensation, bonuses and other compensation.

     (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty
(20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     (h) "Enrollment Date" shall mean the first day of each Offering Period.

     (i) "Exercise Date" shall mean the last day of each Offering Period.

     (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

          (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

          (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (k) "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 22 or November 22 and terminating on the first Trading day on or before the next Offering Period commences; provided that the first Offering Period should commence as soon as reasonably possible after the Company's

1998 Annual Meeting of Stockholders. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

     (l) "Plan" shall mean this 1998 Employee Stock Purchase Plan.

     (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (p) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

     3. Eligibility.

     (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 22 and November 22 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 20 hereof; provided that the first Offering Period shall commence as soon as reasonably possible after the Company's 1998 Annual Meeting of Stockholders. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five
(5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5. Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

     (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6. Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding five percent (5%) of the Compensation which he or she receives on each pay day during the Offering Period.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 5,000 shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10. Withdrawal.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

     (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. Stock.

     (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1,500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     15. Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20. Amendment or Termination.

     (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

                                                                       EXHIBIT A

                                STORMEDIA, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

[ ] Original Application                                        Enrollment Date:
------------------------
[ ] Change in Payroll Deduction Rate
[ ] Change of Beneficiary(ies)

1.
------------------------------------------ hereby elects to participate in the
   StorMedia, Inc. 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of   %
   of my Compensation on each payday (not to exceed 5%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):
   --------------------------------------------- .

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or
   (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)
--------------------------------------------------------------------------------
                        (First)            (Middle)            (Last)

------------------------------------
------------------------------------------------------------------------
Relationship

                                ------------------------------------------------
                                (Address)

Employee's Social
Security Number:     ------------------------------------------------------------

Employee's Address:
                     ------------------------------------------------------------

                     ------------------------------------------------------------

                     ------------------------------------------------------------

     I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:                                 ------------------------------------------------------------
                                                          Signature of Employee

                                       ------------------------------------------------------------
                                          Spouse's Signature (If beneficiary other than spouse)

                                   EXHIBIT B

                                STORMEDIA, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

     The undersigned participant in the Offering Period of the StorMedia, Inc. 1998 Employee Stock Purchase Plan which began on
19               (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.
                                          Name and Address of Participant:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          Signature:

                                          --------------------------------------

                                                                           Date:
                                          --------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             STORMEDIA INCORPORATED
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 1998

     The undersigned stockholder of StorMedia Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 4, 1998, and hereby appoints William J. Almon and Stephen M. Abely, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of StorMedia Incorporated to be held on May 21, 1998, at 3:00 p.m. Pacific daylight savings time, at the Westin Hotel located at 5101 Great America Parkway, Santa Clara, California 95054, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

     1.     ELECTION OF DIRECTORS: ____ FOR all nominees listed below
                                        (except as indicated).

                                   ____ WITHHOLD authority to vote for
                                        all nominees listed below.

            IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE'S NAME
            IN THE LIST BELOW:

            William J. Almon      John A. Downer     Francis J. Lunger

                        Mark S. Rossi         Gregorio Reyes

     2. PROPOSAL TO RATIFY THE ADOPTION OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN

                _____ FOR          _____ AGAINST         _____ABSTAIN

     3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS INDEPENDENT AUDITORS:

                _____ FOR          _____ AGAINST         _____ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ADOPTION OF THE STOCKHOLDER PROPOSAL

     4.     STOCKHOLDER PROPOSAL

                _____ FOR          _____ AGAINST         _____ABSTAIN
and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournments(s) thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE ADOPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN, FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS, AGAINST THE STOCKHOLDER PROPOSAL, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

Dated: ___________________, 1998        -----------------------------
                                                  Signature


                                        -----------------------------
                                                  Signature


(THIS PROXY SHOULD BE MARKED, DATED, SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.)